                                 CONSULTING AGREEMENT


    This Consulting Agreement (this "Agreement") is made and entered into as of December 20 , 1996, by and between Jacor Communications, Inc. a Delaware corporation (the "Corporation") and John T. Lynch ("Consultant").

                                       RECITALS

    A. The Corporation and Consultant are parties to that certain Employment Agreement dated February 20, 1996 (the "Employment Agreement"), scheduled to terminate on September 15, 1999.

    B. Concurrently with the execution of this Agreement, the parties are amending the Employment Agreement to terminate on the date immediately preceding the Commencement Date (defined below).

    C. Consultant would not have agreed to amend the Employment Agreement but for the Corporation's execution of this Agreement.

    D. The Corporation desires to retain Consultant as a consultant and Consultant desires to provide consulting services to the Corporation as provided herein.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing, of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. CONSULTING SERVICES. The Corporation hereby engages Consultant to serve as a consultant to the Corporation, and Consultant hereby accepts such engagement, all in accordance with and subject to the terms and conditions contained herein. Consultant hereby agrees to consult with the Corporation as reasonably requested on matters relating to the sports programming broadcast on XTRA-AM, and the cross-border operations of that station and XTRA-FM (the "Services"). Consultant shall perform the Services in accordance with the reasonable request of the Corporation in a professional and businesslike manner, and in accordance with all applicable laws. Consultant shall exercise diligence and shall devote such time and effort as is reasonably required to properly and timely perform the Services.

    2. CONSULTING FEE. During the Term (defined below), the Corporation shall compensate Consultant for the Services rendered hereunder in accordance with the schedule attached hereto as EXHIBIT A and made a part hereof. In addition, the Corporation shall pay Consultant for the Services rendered hereunder, the gross sum of $26,200 per month for the


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period commencing on the Commencement Date and ending on December 31, 1996, inclusive, payable in arrears, twice per month, and prorated based on a 30-day month. The Corporation shall also pay or reimburse Consultant for all travel and out-of-pocket expenses reasonably incurred or paid by Consultant in connection with the performance of the Services, upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require. All such expenses shall be consistent with the Corporation's policy regarding expenses for its independent contractors.

    3. INDEPENDENT CONTRACTOR. It is expressly understood by the parties hereto that Consultant shall be an independent contractor and not an employee of the Corporation. Consultant shall not be an agent of the Corporation and shall have no authority to act for or bind the Corporation and he shall not represent such authority to third parties. The Corporation shall have no control over or right to control or direct the business of Consultant or the manner in which Consultant approaches and performs the Services, except as provided in Section 1 above. As an independent contractor, Consultant specifically understands that he shall not be treated as an employee of the Corporation for purposes of employment benefits, social security benefits and taxes, any other employment taxes, or unemployment and worker's compensation benefits, except as otherwise specifically provided in the Employment Agreement, as amended. Consultant shall be liable for any and all federal and state income and employment taxes and worker's compensation insurance. The Corporation shall treat Consultant as an independent contractor for purposes of filing any information returns which may be required pursuant to the Internal Revenue Code of 1986, as amended, or any state law tax. Consultant shall indemnify, defend and hold the Corporation harmless from and against any costs incurred by the Corporation arising directly out of the Corporation's failure to withhold taxes from payments made to Consultant hereunder.

    4. TERM. The term of this Agreement (the "Term") shall commence on the date immediately following the date of execution of this Agreement (the "Commencement Date") and shall terminate January 1, 1998. The parties acknowledge that the quality and extent of the services to be provided by Consultant hereunder are inherently subjective, and as a result the parties agree that under no circumstances may Corporation terminate its obligations hereunder.

    5. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail as follows:

         In the case of the Corporation, if addressed to:

              Jacor Communications, Inc.
              1300 PNC Center
              201 East Fifth Street
              Cincinnati, Ohio 45202
              Attention:   Randy Michaels


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              with a copy to:

              Graydon Head & Ritchey
              1900 Fifth Third Center
              511 Walnut Street
              Cincinnati, Ohio 45202
              Attention:   John J. Kropp, Esq.

         In the case of Consultant, if addressed to:

              John T. Lynch
              1508 Uno Verde Court
              Solana Beach, California 92075

              with a copy to:

              Gray Cary Ware & Freidenrich
              401 B Street, Suite 1700
              San Diego, California 92101-4297
              Attention:   J. Terence O'Malley, Esq.

    6. ARBITRATION. The parties agree to resolve any disputes which arise under this Agreement, including any dispute relating to the interpretation of this Agreement, by arbitration. The arbitration shall be final and binding upon the parties. Except as provided by this Agreement, any arbitration shall be in accordance with the then-current Employment Dispute Resolution procedures and rules of the American Arbitration Association ("AAA"), and before a single arbitrator. The arbitration shall take place in San Diego, California.

         a. The parties will select an arbitrator by requesting a list of five (5) arbitrators from the AAA. Each party will strike names alternately from the list and the one remaining name will be the "Arbitrator." This procedure must be completed within fifteen (15) days of the mailing of the list by AAA.

         b. Either party may bring an action in any Ohio or California court of competent jurisdiction to compel arbitration under this Agreement, and to enforce an arbitration award.

         c. Consultant and the Corporation will share equally the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing.

    7. WAIVER OF BREACH AND SEVERABILITY. The waiver by the Corporation of a breach


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of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach of Consultant. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

    8. ENTIRE AGREEMENT; CONFLICT. This Agreement contains the entire agreement of the parties respecting, and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement, except as otherwise specifically provided in the Employment Agreement, as amended.
This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, release, abandonment or discharge is sought.

    9. BINDING AGREEMENT AND GOVERNING LAW. This Agreement may not be assigned by a party without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors in interest and shall be construed in accordance with and governed by the laws of the State of Ohio.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

"CORPORATION"                                    "CONSULTANT"

JACOR COMMUNICATIONS, INC., a
Delaware corporation

By: /S/ Robert L. Lawrence                       /S/ John T. Lynch
    -----------------------------------          ---------------------------
    Robert L. Lawrence                           JOHN T. LYNCH
    President & Chief Operating Officer





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----------------------------------------------
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                   EXHIBIT A


   PAYMENT      PAYMENT DATE      AMOUNT DUE
   -------      ------------      ----------
----------------------------------------------
      1.        Jan 15, 1997        $13,100
----------------------------------------------
      2.        Jan 31, 1997        $13,100
----------------------------------------------
      3.        Feb 15, 1997        $13,100
----------------------------------------------
      4.        Feb 28, 1997        $13,100
----------------------------------------------
      5.        Mar 15, 1997        $13,100
----------------------------------------------
      6.        Mar 31, 1997        $13,100
----------------------------------------------
      7.        Apr 15, 1997        $13,100
----------------------------------------------
      8.        Apr 30, 1997        $13,100
----------------------------------------------
      9.        May 15, 1997        $13,100
----------------------------------------------
      10.       May 31, 1997        $13,100
----------------------------------------------
      11.       Jun 15, 1997        $13,100
----------------------------------------------
      12.       Jun 30, 1997        $13,100
----------------------------------------------
      13.       Jul 15, 1997        $13,100
----------------------------------------------
      14.       Jul 31, 1997        $13,100
----------------------------------------------
      15.       Aug 15, 1997        $13,100
----------------------------------------------
      16.       Aug 31, 1997        $13,100
----------------------------------------------
      17.       Sep 15, 1997        $13,100
----------------------------------------------
      18.       Sep 30, 1997        $13,100
----------------------------------------------
      19.       Oct 15, 1997        $13,100
----------------------------------------------
      20.       Oct 31, 1997        $13,100
----------------------------------------------
      21.       Nov 15, 1997        $13,100
----------------------------------------------
      22.       Nov 30, 1997        $13,100
----------------------------------------------
      23.       Dec 15, 1997        $13,100
----------------------------------------------
      24.       Jan  2, 1998      $551,987.71
----------------------------------------------
                   Total          $853,287.71
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----------------------------------------------